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                                                                   EXHIBIT 1.(d)
                             ARTICLES SUPPLEMENTARY

                                       to

                     ARTICLES OF AMENDMENT AND RESTATEMENT

                          OF ARTICLES OF INCORPORATION

                                       of

              ASSET MANAGEMENT FUND FOR SAVINGS INSTITUTIONS, INC.

        THIS IS TO CERTIFY that ASSET MANAGEMENT FUND FOR SAVINGS INSTITUTIONS, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The Board of Directors of the Corporation, at a meeting duly convened and held on August 16, 1986, adopted a resolution (a) reclassifying 500,000,000 authorized and unissued Intermediate-Term Liquidity Portfolio Shares of the par value of $.001 each as a separate class of shares of the Corporation's common stock designated "Corporate Bond Portfollio Shares" of the par value of $.001 each, and (b) setting and establishing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class of Corporate Bond Portfolio Shares as those set forth for a Class of Shares of the Corporation in the Corporation's Articles of Amendment and Restatement of Articles of Incorporation.



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        SECOND:  The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to authority and power contained in the Articles of Amendment and Restatement of Articles of Incorporation of the Corporation.

        IN WITNESS WHEREOF, ASSET MANAGEMENT FUND FOR SAVINGS INSTITUTIONS, INC. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Witnessed by one of its Assistant Secretaries, and each of said officers of the Corporation has also acknowledged these Articles Supplementary to be the Corporate act of the Corporation and has stated under penalties of perjury that to the best of such officers' knowledge, information and belief the matters and facts set forth with respect to approval are true in all material respects, all on August 16, 1986.

                                                ASSET MANAGEMENT FUND FOR
                                                 SAVINGS INSTITUTIONS, INC.



                                                By: /s/ Donald R. Maag
                                                    ------------------------
                                                    Donald R. Maag,
                                                    President

Witness:

/s/ Dolores C. Pufunt
---------------------------
Dolores C. Pufunt,
Assistant Secretary






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